EXHIBIT 7

                          Latest Report of Condition of
                          Trustee published pursuant to
                          law or the requirement of its
                        surviving or examining authority.

LaSalle National Bank      Call Date: 12/31/96   ST-BK: 17-1520   FFIEC      031
135 South LaSalle Street                                          Page   RC-1
Chicago, IL  60603         Vendor ID: D          CERT: 15407         11

Transit Number:  71000505

Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for December 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                             Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------
ASSETS
   1. Cash and balances due from depository institutions (from Schedule RC-A):          RCFD
                                                                                        ----
      a. Noninterest-bearing balances and currency and coin (1)                         0081              730,888    1.a
      b. Interest-bearing balances (2)                                                  0071                   80    1.b
   2. Securities:
      a. Held-to-maturity securities (from Schedule RC-B, column A)                     1754            1,061,617    2.a
      b. Available-for-sale securities (from Schedule RC-B, column D)                   1773            2,769,745    2.b
   3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
      a. Federal funds sold                                                             0276              124,512    3.a
      b. Securities purchased under agreements to resell                                0277                    0    3.b
   4. Loans and lease financing  receivables:
      a. Loans and leases, net of unearned income         RCFD
                                                          ----
          (from Schedule RC-C)                            2122      8,440,058                                        4.a
      b. LESS: Allowance for loan and lease losses        3123        163,897                                        4.b
      c. LESS: Allocated transfer risk reserve            3128              0                                        4.c
      d. Loans and leases, net of unearned income,
          allowance, and reserve (item 4.a minus 4.b and 4.c)                           2125            8,276,161    4.d
   5. Trading assets (from Schedule RC-D)                                               3545              123,877    5.
   6. Premises and fixed assets (including capitalized leases)                          2145               32,748    6.
   7. Other real estate owned (from Schedule RC-M)                                      2150                7,703    7.
   8. Investments in unconsolidated subsidiaries and associated companies (from
      Schedule RC-M)                                                                    2130                    0    8.
   9. Customers' liability to this bank on acceptances outstanding                      2155               19,642    9.
  10. Intangible assets (from Schedule RC-M)                                            2143               21,782    10.
  11. Other assets (from Schedule RC-F)                                                 2160              218,191    11.
  12. Total assets (sum of items 1 through 11)                                          2170           13,386,946    12.

----------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

LaSalle National Bank      Call Date: 12/31/96   ST-BK: 17-1520   FFIEC      031
135 South LaSalle Street                                          Page   RC-2
Chicago, IL  60603         Vendor ID: D          CERT: 15407         12

Transit Number:  71000505

Schedule RC - Continued

                                                                                             Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------
LIABILITIES
  13. Deposits:
      a. In domestic offices (sum of totals of                                          RCON
                                                                                        ----
          columns A and C from Schedule RC-E, part I)                                   2200            6,975,484    13.a
                                                          RCON
                                                          ----
          (1) Noninterest-bearing (1)                     6631      1,713,529                                        13.a.1
          (2) Interest-bearing                            6636      5,261,955                                        13.a.2
                                                                                        RCFN
                                                                                        ----
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
          Schedule RC-E, part II)                                                       2200            2,000,073    13.b
                                                          RCFN
                                                          ----
          (1) Noninterest-bearing                         6631              0                                        13.b.1
          (2) Interest-bearing                            6636      2,000,073                                        13.b.2
  14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and
      in IBFs:                                                                          RCFD
                                                                                        ----
      a. Federal funds purchased                                                        0278            1,503,755    14.a
      b. Securities sold under agreements to repurchase                                 0279              106,602    14.b
                                                                                        RCON
                                                                                        ----
  15. a. Demand notes issued to the U.S. Treasury                                       2840              257,425    15.a
                                                                                        RCFD
                                                                                        ----
      b. Trading liabilities (from Schedule RC-D)                                       3548               56,056    15.b
  16. Other borrowed money:
      a. With a remaining maturity of one year or less                                  2332            1,047,550    16.a
      b. With a remaining maturity of more than one year                                2333               42,370    16.b
  17. Mortgage indebtedness and obligations under capitalized leases                    2910                    0    17.
  18. Bank's liability on acceptances executed and outstanding                          2920               19,642    18.
  19. Subordinated notes and debentures                                                 3200              342,500    19.
  20. Other liabilities (from Schedule RC-G)                                            2930              191,900    20.
  21. Total liabilities (sum of items 13 through 20)                                    2948           12,543,357    21.

  22. Limited-life preferred stock and related surplus                                  3282                    0    22.

EQUITY CAPITAL
                                                                                        RCFD
                                                                                        ----
  23. Perpetual preferred stock and related surplus                                     3838                    0    23.
  24. Common stock                                                                      3230               18,417    24.
  25. Surplus (exclude all surplus related to preferred stock)                          3839              197,636    25.
  26. a. Undivided profits and capital reserves                                         3632              619,216    26.a
      b. Net unrealized holding gains (losses) on available-for-sale securities         8434                8,320    26.b
  27. Cumulative foreign currency translation adjustments                               3284                    0    27.
  28. Total equity capital (sum of items 23 through 27)                                 3210              843,589    28.
  29. Total liabilities, limited-life preferred stock, and equity capital (sum of
      items 21, 22, and 28)                                                             3300           13,386,946    29.

Memorandum
To be reported only with the March Report of Condition.
   1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank
      by independent external auditors as of any date during 1995                       RCFD             Number
                                                                                        ----             ------
                                                                                        6724               N/A        M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state charter-ing authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.